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                                                                    Exhibit 99.3


[LOGO OF INTERNET CAPITAL GROUP APPEARS HERE]


Dear Broker:

As you may know, we are undertaking an initial public offering of our shares of common stock. We are permitting Safeguard Scientifics, Inc. to use its Directed Share Subscription Program to offer Safeguard stockholders the opportunity to buy shares of our common stock at the initial public offering price. The price per share under this program will be the same price that all investors will pay in our initial public offering.

The enclosed questions and answers will provide you with the key terms of the Directed Share Subscription Program.

If you have any questions regarding the Directed Share Subscription Program, please call Safeguard's investor relations line at (888) SFE-1200 or Corporate Investor Communications, the information agent for this offer, at (877) 460-4356. Please do not call Internet Capital Group regarding this program.
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Preliminary prospectuses for distribution to Safeguard stockholders are being distributed through Corporate Investor Communications, Attention: Processing Department, 111 Commerce Road, Carlstadt, NJ 07072-2586, telephone number (201) 896-1900. Please call Corporate Investor Communications if you do not receive a sufficient number of prospectuses for distrubution to Safeguard stockholders. You should provide a copy of the preliminary prospectus to each Safeguard stockholder on whose behalf you hold shares.

                                          Sincerely,


                                          Walter W. Buckley
                                          President and
                                          Chief Executive Officer
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                          SAFEGUARD SCIENTIFICS, INC.
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                      DIRECTED SHARE SUBSCRIPTION PROGRAM
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                          FOR INTERNET CAPITAL GROUP
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Q:   Who is eligible to participate in the directed share subscription program
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     for Internet Capital Group?
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A:   Only record holders of at least 100 shares of Safeguard stock on June 14,
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     1999.
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Q:   How was the opportunity to purchase IPO shares allocated to Safeguard
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     stockholders?
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A:   Safeguard stockholders received a subscription offer to purchase 1 share of
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     Internet Capital Group for each 10 shares of Safeguard owned on June 14,
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     1999, subject to the minimum purchase requirement.
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     If a Safeguard stockholder owned at least 100 shares of Safeguard common
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     stock but the number of shares was not evenly divisible by 10, Safeguard
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     will round up the subscription offer to the next whole number. The
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     Depository Trust Company will notify its participants of the date by which
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     the roundup requests must be submitted.
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     The offer to purchase shares under the directed share subscription program
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     is nontransferable and cannot be combined among multiple accounts.
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     There will not be an oversubscription privilege under this program.
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Q:   What will a Safeguard stockholder be able to purchase?
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A:   A holder of at least 491 shares of Safeguard on the record date will be
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     able to purchase shares of Internet Capital Group directly. The minimum
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     direct purchase is 50 shares.
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     A holder of at least 100 shares but less than 491 shares of Safeguard on
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     the record date will be able to purchase units in the Safeguard Scientifics
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     ICG Trust. The minimum purchase of trust units is 10 units and the maximum
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     purchase of trust units is 49 units.
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     A holder of less than 100 Safeguard shares will be unable to participate in
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     the directed share subscription program for Internet Capital Group.
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Q:   What is the Safeguard Scientifics ICG Trust?
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A:   The Safeguard Scientifics ICG Trust was set up to purchase shares of
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     Internet Capital Group, at the IPO price, and to offer units in the trust
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     to eligible Safeguard stockholders who do not meet the minimum purchase
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     requirement. Each unit in the trust will represent the economic equivalent
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     of one share of Internet Capital Group. Units will be sold to eligible
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     Safeguard stockholders at the same price as the trust pays for the Internet
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     Capital Group shares, which will be the offering price.
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     The units will be uncertificated and may be held in street name at the
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     Depository Trust Company. The units will be transferable. Holders of trust
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     units will be able to sell the units at any time at the closing price of
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     the IPO shares on the date of redemption, less the brokerage costs
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     associated with selling the underlying shares to meet the redemption.
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Q:   How will I know when the offering prices and what the expiration date for
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     the offering will be?
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A:   When the offering is declared effective by the SEC and the offering price
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     is set, Safeguard will
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     .    issue a press release to the wire services
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     .    update its automated investor relations line (1-888-SFE-1200) through
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          which you will be able to listen to the text of the press release
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          announcing the price and the expiration date or request a faxed copy
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          of the release
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     .    update the information available through its information agent, who
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          can be reached at 1-877-460-4356
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     .    post this information on its web page at www.safeguard.com
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     .    notify the New York Stock Exchange, which will notify all of its
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          members
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     .    notify the Depository Trust Company, which will electronically notify
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          all of its participants
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     .    send you an e-mail alert if you signed up for this on Safeguard's web
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          page.
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Q:   When can subscriptions and payment be submitted?
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A:   No subscriptions or payment can be accepted by the offering agent prior to
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     the date the offering is declared effective and the IPO price is set.
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     ChaseMellon Shareholder Services, L.L.C. is the offering agent.
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     Once the IPO price has been set, the offering agent will begin accepting
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     subscriptions and payment. The offering agent will stop accepting
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     subscriptions and payments at 5:00 p.m. New York City time on the fourth
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     business day after the IPO price has been set.
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     DTC will handle subscriptions on behalf of its participants. When you
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     subscribe for shares of Internet Capital Group through DTC's automated
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     subscription system, you will be required to confirm.
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     .    for a direct purchase of shares, that you are subscribing only on
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          behalf of holders that meet the minimum per account purchase
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          requirement of 50 shares and
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     .    for a purchase of units in the Safeguard Scientifics ICG Trust, that
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          you are subscribing only on behalf of holders that meet the minimum
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          and maximum purchase requirements of between 10 units and 49 units.
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